April 29, 2016

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE     Principal Variable Contracts Funds, Inc.
Post Effective Amendment No. 105 to Registration Statement on Form N-1A
File Numbers: 02-35570, 811-01944

I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Clint Woods

Clint Woods
Counsel

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